Exhibit 10.1
Hyatt Hotels Corporation
Second Amended and Restated Summary of Non-Employee Director Compensation
(Effective January 1, 2013)

All non-employee Directors of Hyatt Hotels Corporation (“HHC”) will be entitled to receive the following compensation pursuant to the Non-Employee Director Compensation
Program (the “Program”) effective on and after January 1, 2013:

I.	BOARD RETAINERS AND COMMITTEE FEES:

Members will be entitled to both annual retainers for service on the board of directors of HHC (the “Board”) as well as service as members on any committee of the Board1 in the following amounts:

Board Annual Retainers:

•$70,000 annual cash retainer (“Annual Fee”). The Annual Fee will be paid on a quarterly basis. Directors will receive a check for $17,500 after the end of each fiscal quarter, but may elect to receive all or a portion of the Annual Fee in shares of HHC
Class A Common Stock (“Stock”). If shares of Stock are selected, the date of grant will be the penultimate business day of the fiscal quarter and will be considered delivered on such date. The Stock will be reflected in the brokerage account established by HHC for the Director. If a Director ceases to be a member of the Board during a fiscal quarter, the Director shall receive after the end of such fiscal quarter a pro-rata portion of the $17,500 based on the number of days in the quarter in which the Director served on the Board.

•$115,000 payable in the form of shares of Stock (“Annual Equity Retainer”). The
Annual Equity Retainer will be paid on the date of HHC’s annual meeting of stockholders at which directors are elected each year (the “Annual Meeting”), payable in arrears for service since the prior Annual Meeting. The Stock will be reflected in the brokerage account established by HHC for the Director. If a Director ceases to be a member of the Board prior to the next Annual Meeting, then such Director shall receive a pro-rata Annual Equity Retainer based on the number of days in which the
Director served as a Director divided by the number of days between Annual Meetings, determined and payable at the Annual Meeting following the date such Director ceased to be a member of the Board.

•Newly elected Directors will receive $75,000 payable in the form of Stock (“Initial
Equity Retainer”). The Initial Equity Retainer will be payable on the date of election or appointment as a Director equal to the value of $75,000 in Stock.

1 Committee retainers and fees will be paid in cash only and Directors will not have the right to elect to receive
Stock or RSUs in lieu of cash.

Committee Retainers:

•	$6,000 annual cash retainer for members of Committees other than Audit Committee.

•	$12,000 annual cash retainer for members of Audit Committee.

Committee Chair Retainers:2

•	$25,000 annual cash retainer for Audit Committee Chair.

•	$25,000 annual cash retainer for Compensation Committee Chair.

•	$9,000 annual cash retainer for all other Committee Chairs.

II. DIRECTORS DEFERRED COMPENSATION PLAN

•	Directors may defer receipt of all or any portion of their Annual Fee or Annual Equity Retainer (collectively the “Retainer”) pursuant to a Directors’ Deferred Compensation Plan (the “Deferred Plan”).

•	Amounts deferred under the Deferred Plan will be denominated in restricted stock units
(each an “RSU”), which entitles the Director the right to receive shares of Stock (not subject to restrictions other than the minimum ownership requirements described below) at a set time in the future.

•	RSUs do not entitle the Director to rights as a stockholder. Stock will be issued and delivered in settlement of the RSU automatically on the earlier of the Director’s termination of service as a Director for any reason, or a change of control (within the meaning of the current LTIP). However, at the time of the election to receive RSUs, a
Director may elect to have the Stock delivered in settlement of the RSU in the fifth calendar year after deferral.3

•	RSUs will carry dividend equivalent rights for each RSU. In the event that HHC pays dividends, dividend equivalent rights entitle the Director to receive dividends on the
RSUs as if they were actually issued shares of Stock.

2 Committee Chairs receive only the Committee Chair retainer and not the committee retainer. The Committee
Chair Retainers and Committee Retainers will be paid in quarterly installments on the penultimate business day of the quarter based on the Committee Chair’s and member of Committee’s service for such quarter.

3 Delivery of the Stock cannot be accelerated other than on termination as a Director or Change in Control.
Delivery of the Stock may be deferred beyond five years, but such deferral must be for at least an additional five years and the election to delay delivery must be made at least 12 months prior to the year in which the Stock was otherwise to be delivered.

III. OTHER TERMS

•	Deferral Elections: To the extent a Director desires to defer receipt of all or any part of the Retainers under the Deferred Plan, such election must be made on or prior to
December 31 of the prior calendar year. Once an election to defer is made, it may be revoked and changed only for future years.

•	Calculation of Number of Shares of Stock or RSUs: The number of shares of Stock or shares subject to RSUs to be delivered to a Director will be calculated by dividing the dollar amount of the relevant entitlement by the fair market value of a share of Stock at the closing price of Stock on the date of the grant. Only whole shares of Stock or
RSUs will be issued by rounding up to the next whole share of Stock, except with respect to the Annual Fee, and any remaining partial value for a fiscal quarter will be accumulated and allocated to the next fiscal quarter, however, in the last fiscal quarter, the value of the grant will be rounded up to the next whole share of Stock.

•	Vesting: All shares of Stock or RSUs will be immediately vested.

•	Minimum Required Ownership: Each non-employee Director must accumulate and own, directly or indirectly, at least $225,000 worth of the Company’s common stock
(or common stock equivalents held under the Deferred Plan) at all times during his or her tenure on the Board; provided, that existing non-employee Directors will have until
November 30, 2014 to meet this ownership requirement and any new non-employee
Directors will have up to five (5) years of service on the Board to meet this ownership requirement. If the market value of a Director’s stock should fall below $225,000
(following the relevant accumulation period), such Director shall not be permitted to sell any of the Company’s common stock until the market value shall once again exceed $225,000 (other than in connection with a change of control transaction).

IV. TAX TREATMENT OF STOCK AND RSUs:

•	Directors will be taxed as ordinary income on the value of the Stock on the date the
Stock is issued and delivered. The capital gain and Rule 144 holding periods both begin on such date.

•	Directors will not be taxed on RSUs until the actual shares are issued and delivered.
At that time, the value of the shares delivered will be taxable as ordinary income. For purposes of Rule 144 and capital gain tax rules, the relevant “holding period” does not begin until the shares (as opposed to RSUs) are actually issued.